UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

PERASO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32929	77-0291941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 500

San Jose, California 95110

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Peraso Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2026 (the “Prior Form 8-K”), on October 26, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Nant Capital, LLC (the “Purchaser” and, together with its affiliates, “Nant”), pursuant to which the Company agreed to issue and sell to the Purchaser, in an unregistered private placement (the “Private Placement”), shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and such shares, the “Shares”), pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) and accompanying common stock purchase warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”).

On October 28, 2026 (the “Closing Date”), in connection with the closing of the Private Placement (the “Closing”), the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file with the SEC, on or prior to November 27, 2026 (the 30th calendar day following the Closing Date), a registration statement on Form S-3 (or on Form S-1 if the Company is not then eligible to use Form S-3) for the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), determined without giving effect to any limitations on exercise of the Warrants and assuming all of the Warrants are exercised for cash, and to use its best efforts to cause such registration statement to become effective no later than January 26, 2027 (the 90th calendar day following the Closing Date), or February 25, 2027 (the 120th calendar day following the Closing Date) if the SEC reviews and has written comments to the registration statement, or, if earlier, the fifth business day after the SEC notifies the Company that the registration statement will not be reviewed or is no longer subject to further review and comments. If the Company fails to meet these deadlines or certain other requirements of the Registration Rights Agreement, the Company will be required, subject to certain exceptions and cure periods, to pay the Purchaser, as liquidated damages, an amount in cash equal to 1.0% of the aggregate purchase price paid by the Purchaser for the securities registrable under the Registration Rights Agreement then held by it, on the date of such failure and on each monthly anniversary thereof until cured, up to a maximum of 5.0% of such aggregate purchase price. The other material terms of the Registration Rights Agreement, including the provisions relating to the Company’s right to suspend the use of the prospectus under certain circumstances, registration expenses and indemnification, are described in Item 1.01 of the Prior Form 8-K, and such description is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which was filed as Exhibit 10.2 to the Prior Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company completed the Private Placement and issued to the Purchaser (i) 3,271,355 Shares, (ii) Pre-Funded Warrants to purchase up to 16,593,563 shares of Common Stock and (iii) Common Warrants to purchase up to 19,864,918 shares of Common Stock. The purchase price was $0.5034 per Share and accompanying Common Warrant and $0.5024 per Pre-Funded Warrant and accompanying Common Warrant, for aggregate gross proceeds of approximately $10.0 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The Pre-Funded Warrants are exercisable at any time on or after the Closing Date until exercised in full. The Common Warrants are exercisable at any time on or after the Closing Date through 5:00 p.m., New York City time, on October 28, 2028, at an exercise price of $0.3784 per share, for shares of Common Stock or, at the election of the holder, for Pre-Funded Warrants. Exercise of the Warrants is subject to a limitation that prevents the holder, together with its affiliates and certain related parties, from beneficially owning more than 19.99% of the outstanding Common Stock immediately after giving effect to the exercise (the “Maximum Percentage”), and to the other terms described in the Prior Form 8-K. The maximum number of shares of Common Stock issuable upon exercise of the Warrants (without giving effect to the Maximum Percentage) is 36,458,481 shares. The foregoing descriptions of the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Pre-Funded Warrant and Common Warrant, which were filed as Exhibits 4.1 and 4.2, respectively, to the Prior Form 8-K and are incorporated herein by reference.

The information set forth in Items 1.01 and 3.02 of the Prior Form 8-K regarding the Private Placement, and in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference into this Item 3.02. The Shares, the Pre-Funded Warrants, the Common Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Purchaser represented that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. No placement agent was engaged, and no underwriting discounts or commissions were paid, in connection with the Private Placement. Accordingly, the Securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the intended use of the proceeds of the Private Placement, the designation and appointment of directors pursuant to the Purchase Agreement, and the filing and effectiveness of a resale registration statement. Words such as “believe,” “expect,” “intend,” “may,” “potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to the following: the Company’s ability to register the resale of the Shares and Warrant Shares within the time periods required by the Registration Rights Agreement and any liquidated damages that may become payable if it does not; the effect of Nant’s significant ownership position and board designation rights on the Company and its other stockholders; anticipated use of mmWave technology in defense, autonomous and UAV applications, including counter-drone applications; the risk that the performance characteristics of the Company’s technology, including with respect to jam-resistance and low probability of intercept/detection, may not be replicated in actual field conditions, third-party testing, or customer deployments; changes in defense spending priorities, government budget constraints, military procurement policy, or geopolitical developments that could reduce or delay demand for the Company’s technologies in military and government applications; the risk that the Company’s products or technology may be subject to U.S. export control laws and regulations, including EAR or ITAR, and that compliance or non-compliance may limit the addressable market or expose the Company to civil or criminal penalties; competition from alternative wireless and wired connectivity technologies; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital to fund its operations; the Company’s ability to regain compliance with the continued listing requirements and standards of The Nasdaq Stock Market LLC; risks related to the process of reviewing and exploring potential strategic alternatives, which may be time-consuming, distracting, and disruptive to the Company’s business operations; the timing of customer orders and product shipments, which may be impacted by supply chain disruptions experienced by the Company or its customers; the Company’s ability to convert customer engagements, proof-of-concept evaluations, and technology demonstrations into design wins, purchase orders, and production revenue; the timing and outcome of product deliveries, field trials, and customer acceptance of the Company’s products; risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products; risks related to tariffs, trade restrictions, inflation, and other government actions that may affect the Company’s supply chain, component costs, or customer demand; customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn; lengthy sales cycle; ability to enhance the Company’s existing proprietary technologies and develop new technologies; achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by existing and potential customers and their suppliers; difficulties and delays in the production, testing and marketing of the Company’s products; reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products; impacts of the end-of-life of the Company’s memory products; availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost; level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time; vigor and growth of markets served by the Company’s customers and its operations; and other risks identified in the Company’s public filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its subsequent Quarterly Reports on Form 10-Q. The Company does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: November 3, 2026	By:	/s/ Ronald Glibbery
Ronald Glibbery Chief Executive Officer

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